BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

ABTECH ACQUISITION CORP

NV

Job:C20190314-2034
March 14, 2019

Special Handling Instructions:
FSC,MERGE,EMAIL 03/14/2019 AP

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Merge In	20190114113-83	3/13/2019 3:40:15 PM	1	$350.00	$350.00
24 Hour Expedite	20190114113-83	3/13/2019 3:40:15 PM	1	$125.00	$125.00
Merge Out	20190114113-83	3/13/2019 3:40:15 PM	1	$0.00	$0.00
Total					$475.00

Payments

Type	Description	Amount
Credit	5526065567486415004069	$475.00
Total		$475.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

ABTECH ACQUISITION CORP

NV

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

Filed in the office of	Document Number
Barbara K. Cegavske	20190114113-83
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/13/2019 3:40 PM
	Entity Number E0526112018-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Abtech Holdings, Inc.
Name of **merging** entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of **merging** entity

Jurisdiction — Entity type *

Name of **merging** entity

Jurisdiction — Entity type *

Name of **merging** entity

Jurisdiction — Entity type *

and,

Abtech Acquisition Corp
Name of **surviving** entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Abtech Holdings, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Abtech Acquisition Corp
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 03/20/2019 **Time:** 12:01 am

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

and,

Abtech Acquisition Corp
Name of **surviving** entity

X [signature] President 03/13/2019
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PLAN OF MERGER

This Plan of Merger is made on March 13, 2019 by Abtech Acquisition Corp ("Newco"), a corporation organized and existing under the laws of the State of Nevada, in connection with the short-form merger (the "Merger") of Abtech Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada ("Abtech") with and into Newco, with Newco being the surviving corporation of the merger, pursuant to the provisions of Section 92A.180 of the Nevada Revised Statutes (the "NRS").

The terms of this Plan of Merger are as follows:

Section 1. The constituent corporations to the Merger are Newco (as the parent entity) and Abtech (as the subsidiary entity). The parent entity owns approximately 94% of the outstanding shares of the subsidiary entity.

Section 2. Newco is the surviving corporation of the Merger (the "Surviving Corporation").

Section 3. The Merger shall be effective at the time when the Articles of Merger setting forth the information required by Section 92A.200 of the NRS has been duly filed by the Surviving Company with the Secretary of State of the State of Nevada (such time, the "Effective Time").

Section 4. The Merger shall have the effects provided in Section 92A.250 of the NRS.

Section 5. Upon the effectiveness of the Merger, the manner and basis of converting the shares of the constituent companies shall be as follows:

5.1 Each share of common stock of Abtech, par value $0.001 per share (the "Abtech Shares"), other than Abtech Shares held by Newco and Abtech Shares with respect to which dissenter's rights have been properly exercised and not withdrawn or lost, issued and outstanding immediately prior to the Merger shall be converted into a right to receive $1.10 per share in cash, without interest.

5.2 Each Abtech Share held in the treasury of Abtech or owned by Newco immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

5.3 Each share of common stock, par value $0.001 per share, of Newco issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

5.4 Stock Options. At the Effective Time, each then outstanding stock option award granted under an existing stock option or stock-based compensation plan of Abtech (an "Abtech Option") shall be assumed by Newco and converted into an option to purchase the number of shares of Newco Common Stock (an "Assumed Stock Option") equal to the number of shares of Abtech Common Stock subject to such Abtech Option immediately prior to the Effective Time; and the per share exercise price for Abtech Common Stock issuable upon the exercise of such Assumed Stock Option shall be equal to the exercise price per share of Abtech Common Stock at which such Abtech Option was exercisable immediately prior to the Effective Time; provided, however, that the Newco and Abtech shall effect such conversion with respect to any Abtech Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under Section 422 of the Code, in a manner consistent with Section 424(a) of the Code. The Assumed Stock Options shall be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the corresponding Abtech Options immediately prior to the Effective Time.

5.5 The Certificate of Incorporation and the Bylaws of Newco as in effect immediately prior to the Merger shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation after the Merger until the same shall be duly altered or amended as provided therein or by applicable law.

ABTECH ACQUISITION CORP

By: [signature]
Name: Alexander Lau
Title: President